Distribution Financial Services Marine Trust 1999-2
January 18, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                               $487,112,179.07
Beginning Pool Factor                                                                     1.00000000

Distribution Allocable to Principal on Notes
             Prior                                Current
Class    Principal Pymt. $1000 orig.prin.bal.  Principal Pymt. $1000 orig.prin.bal.
A-1            $0.00       0.0000000            $9,410,463.96       44.4786510
A-2            $0.00       0.0000000                    $0.00        0.0000000
A-3            $0.00       0.0000000                    $0.00        0.0000000
A-4            $0.00       0.0000000                    $0.00        0.0000000
A-5            $0.00       0.0000000                    $0.00        0.0000000
  B            $0.00       0.0000000                    $0.00        0.0000000
  C            $0.00       0.0000000                    $0.00        0.0000000

Distribution Allocable to Interest on Notes
                           Prior                              Current
Class       Rate       Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1         5.50%           $0.00           0.0000000        $674,581.03        3.1955820
A-2         5.98%           $0.00           0.0000000        $276,908.88        4.9833330
A-3         6.20%           $0.00           0.0000000        $558,666.50        5.1666670
A-4         6.48%           $0.00           0.0000000        $357,517.80        5.4000000
A-5       6.6656%           $0.00           0.0000000        $299,946.45        5.5546670
  B         6.93%           $0.00           0.0000000        $190,575.00        5.7750000
  C         7.61%           $0.00           0.0000000        $139,516.67        6.3416670

Note Balance After Giving Effect to Principal Distribution
Class   Beginning Balance      Pool Factor  Ending Balance       Pool Factor
A-1      147,181,316.02        1.0000000    $137,770,852.06      652.6393050
A-2       55,567,000.00        1.0000000     $55,567,000.00        1.0000000
A-3      108,129,000.00        1.0000000    $108,129,000.00        1.0000000
A-4       66,207,000.00        1.0000000     $66,207,000.00        1.0000000
A-5       53,999,000.00        1.0000000     $53,999,000.00        1.0000000
  B       33,000,000.00        1.0000000     $33,000,000.00        1.0000000
  C       22,000,000.00        1.0000000     $22,000,000.00        1.0000000
Servicing Fee                                                                            $202,963.41
Servicing Fee Per $1,000 of Orig.Note                                                      0.3690244

Realized Losses                                                                          $323,216.50

Reserve Account Balance                                                               $20,175,393.64

Payments Received with Respect to Receivables During Most
Recently Ended Collection Period                                                      $11,955,174.92
         Interest Payments Received                                                    $3,477,842.33
         Scheduled Principal Payments Received                                         $2,097,318.97
         Principal Prepayments Received                                                $6,380,013.62

Distribution to Residual Interestholders                                                       $0.00

Noteholders' Interest Carryover Shortfall                                                      $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                  0.0000000

Aggregate Purchase Amounts for Receivables that were purchased
in related Collection Period                                                                   $0.00

Ending Pool Balance                                                                  $478,286,779.98
Ending Pool Factor                                                                        0.86961215